Newgioco Group Announces Closing of $10.0 Million Underwritten Public Offering

New York – August 17, 2020 – Newgioco Group, Inc. (“Newgioco” or the “Company”) (Nasdaq: NWGI), a global sports betting and interactive gaming technology company providing a unique fully integrated, omni-channel sports betting technology, today announced the closing of its previously announced underwritten public offering of 4,166,666 units at a price to the public of $2.40 per unit. Each unit issued in the offering consisted of one share of common stock and one warrant to purchase one share of common stock. The shares of common stock and warrants were immediately separable from the units and were issued separately. Newgioco received gross proceeds of approximately $10.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

The warrants are immediately exercisable for one share of common stock at an exercise price of $2.50 per share and will expire five years from issuance.

Maxim Group LLC acted as sole book-running manager for the offering.

Newgioco has granted the underwriters a 45-day option to purchase up to 624,999 additional shares of common stock and/or additional warrants to purchase 624,999 shares of common stock, or any combination thereof, at the public offering price to cover over-allotments, if any.

The registration statement on Form S-1 (File No. 333-233768) relating to this offering was previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”) on August 12, 2020. A prospectus relating to the offering was filed with the SEC and is available on the SEC's website at https://www.sec.gov. Electronic copies of the prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Newgioco Group, Inc.

Newgioco Group, Inc., is a global leisure gaming technology company operating in 12 countries worldwide, with fully licensed online and land-based gaming operations in Italy. The Company’s innovative alternative wagering system services online operators, resort concept casinos, retail neighborhood betting establishments and franchise distribution networks.

Newgioco offers its clients a full suite of leisure gaming products and services, such as sports betting, esports, virtual sports, online casino, poker, bingo, interactive games and slots. Additional information is available on our corporate website at www.newgiocogroup.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and includes, among other aspects, statements regarding the public offering.

Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, which risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our registration statement on Form S-1 that we have filed with the SEC and the final prospectus and our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

For further information, please contact:

Newgioco Group, Inc.

Michele Ciavarella, Chief Executive Officer

investor@newgiocogroup.com